Exhibit 23




                     CONSENT of INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the following Registration Statements of NYNEX Corporation of our reports dated February 9, 1994 on our audits of the consolidated financial statements and financial statement schedules of NYNEX Corporation and its subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which reports are included or incorporated by reference in this Annual Report on Form 10-K:

    - Registration Statements No. 2-94110, 33-16570 and 33-27802 on Form S-8 relating to the NYNEX Corporation Savings and Security Plan;

    - Registration Statements No. 2-95141 and 33-23156 on Form S-3 relating to the NYNEX Corporation Share Owner Dividend
         Reinvestment and Stock Purchase Plan;

    -  Registration Statements No. 2-95634, 2-95780 and 33-21635 on
         Form S-8 relating to the NYNEX Corporation Savings Plan for Salaried Employees;

    - Registration Statement No. 2-97813 on Form S-8 relating to the NYNEX 1984 Stock Option Plan;

    - Registration Statement No. 33-23447 on Form S-8 relating to the NYNEX Corporation UK Savings-Related Share Option Scheme;

    - Registration Statement No. 33-33592 on Form S-3 relating to $500,000,000 of NYNEX Corporation Debt Securities;

    - Registration Statement Nos. 33-34401 and 33-34401-01 on Form S-3 (as coregistrant and guarantor) relating to $300,000,000 of NYNEX Capital Funding Company Debt Securities, unconditionally guaranteed by NYNEX Corporation;

    - Registration Statement No. 33-35212 on Form S-3 relating to the resale of shares of NYNEX Common Stock in connection with the acquisition of Lamarian Systems, Inc.;

    - Registration Statement No. 33-35919 on Form S-8 relating to the NYNEX 1990 Stock Option Plan;

    - Registration Statement No. 33-36342 on Form S-4 relating to the acquisition of Stockholder Systems, Inc.;


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    -  Registration Statement No. 33-48647 on Form S-8 relating to the
         NYNEX 1992 Non-Management Stock Option Plan;

    - Registration Statement No. 33-48648 on Form S-8 relating to the NYNEX 1992 Management Stock Option Plan;

    - Registration Statement No. 33-49105 on Form S-3 relating to the NYNEX Corporation Share Owner Dividend Reinvestment and Stock Purchase Plan;

    -  Post-Effective Amendment Nos. 1 and 2 to Registration Statement
         No. 33-49105 on Form S-3 relating to the NYNEX Corporation Share Owner Dividend Reinvestment and Stock Purchase Plan;

    - Registration Statement Nos. 33-51147 and 33-51147-01 on Form S-3, (as coregistrant and guarantor) which also constitutes Post-Effective Amendment No. 1 to Registration Statement Nos. 33-34401 and
  33-34401-01, relating to $1,331,000,000 of NYNEX Capital Funding
  Debt Securities, unconditionally guaranteed by NYNEX Corporation;

    - Registration Statement No. 33-51897 on Form S-8 relating to the NYNEX Corporation Savings and Security Plan (Non-Salaried Employees);

    - Registration Statement No. 33-51993 on Form S-8 relating to the Upstate Partners Employees' Retirement Savings Plan; and

    - Post-Effective Amendment No. 1 to Registration Statement Nos. 33-51147 and 33-51147-01 on Form S-3, which also constitutes Post-Effective Amendment No. 2 to Registration Statement Nos. 33-34401 and
  33-34401-01, relating to $1,331,000,000 of NYNEX Capital
  Funding Company Debt Securities, unconditionally guaranteed by
  NYNEX Corporation.




COOPERS & LYBRAND
New York, New York
March 25, 1994